EX-99.16.b

ABERDEEN FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as officers of ABERDEEN FUNDS (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints Alan Goodson, Megan Kennedy, Jennifer Nichols, Lucia Sitar and Jeffrey Cotton, and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust as it relates to the reorganization of  Alpine Global Infrastructure Fund, Alpine International Real Estate Equity Fund, Alpine Realty Income & Growth Fund, Alpine High Yield Managed Duration Municipal Fund, Alpine Ultra Short Municipal Income Fund, Alpine Dynamic Dividend Fund and Alpine Rising Dividend Fund, each with and into a newly created shell series of the Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his or her name and seal as of this  26th day of January, 2018.

/s/ Bev Hendry
Bev Hendry, President and Chief Executive Officer

/s/ Andrea Melia
Andrea Melia, Treasurer and Chief Financial Officer

NOTICE

THE PURPOSE OF THIS POWER OF ATTORNEY IS TO GIVE THE PERSONS YOU DESIGNATE (YOUR “AGENTS”) BROAD POWERS TO ACT ON YOUR BEHALF WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”). THESE POWERS INCLUDE, THE POWER TO SIGN ON YOUR BEHALF AND FILE THE FORM N-14 REGISTRATION STATEMENT OF ABERDEEN FUNDS AND ANY AMENDMENTS OR EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION. THE POWER OF ATTORNEY ALSO GIVES YOUR AGENT THE POWER TO DO AND PERFORM IN YOUR NAME AND ON YOUR BEHALF IN ANY AND ALL CAPACITIES, ALL AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE TO ALL INTENTS AND PURPOSES AS YOU MIGHT OR COULD DO IN PERSON THAT SUCH AGENTS DEEM NECESSARY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU.

THIS POWER OF ATTORNEY DOES NOT IMPOSE A DUTY ON YOUR AGENTS TO EXERCISE GRANTED POWERS, BUT WHEN POWERS ARE EXERCISED, YOUR AGENTS MUST USE DUE CARE TO ACT FOR YOUR BENEFIT AND IN ACCORDANCE WITH THIS POWER OF ATTORNEY.

YOUR AGENTS MAY EXERCISE THE POWERS GIVEN HERE THROUGHOUT YOUR LIFETIME, EVEN AFTER YOU BECOME INCAPACITATED, UNLESS YOU EXPRESSLY LIMIT THE DURATION OF THESE POWERS OR YOU REVOKE THESE POWERS OR A COURT ACTING ON YOUR BEHALF TERMINATES YOUR AGENTS’ AUTHORITY.

YOUR AGENTS MUST KEEP YOUR FUNDS SEPARATE FROM YOUR AGENTS’ FUNDS.

A COURT CAN TAKE AWAY THE POWERS OF YOUR AGENTS IF IT FINDS YOUR AGENTS ARE NOT ACTING PROPERLY.

THE POWERS AND DUTIES OF AN AGENT UNDER A POWER OF ATTORNEY ARE EXPLAINED MORE FULLY IN 20 PA.C.S. CH. 56.

IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER OF YOUR OWN CHOOSING TO EXPLAIN IT TO YOU.

I HAVE READ OR HAD EXPLAINED TO ME THIS NOTICE AND I UNDERSTAND ITS CONTENTS.

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